UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________________________________________________

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CLOUDFLARE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cloudflare, Inc.
101 Townsend Street
San Francisco, California 94107
April 22, 2020
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON JUNE 2, 2020
Dear Stockholder:
We are pleased to invite you to virtually attend the 2020 Annual Meeting of Stockholders, including any adjournments, continuations, or postponements thereof (the Annual Meeting), of Cloudflare, Inc. (Cloudflare) to be held virtually on June 2, 2020 at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/NET2020. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
•to elect as Class I directors the two nominees named in the proxy statement, to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal;
•to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•to transact any other business that properly comes before the Annual Meeting.
Our Board of Directors recommends that you vote "FOR" the director nominees named in Proposal One and "FOR" the ratification of the appointment of KPMG LLP as our independent public accounting firm as described in Proposal Two.
We have elected to provide Internet access to our Annual Meeting materials, which include the proxy statement for our Annual Meeting (the Proxy Statement) accompanying this notice, in lieu of mailing printed copies.
On or about April 22, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (2019 Annual Report). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2019 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.
Our Board of Directors has fixed the close of business on April 13, 2020 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 13, 2020 are entitled to notice of, and to vote, during the Annual Meeting as set forth in the Proxy Statement.
Your vote is important. Whether or not you plan to virtually attend the meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.
Thank you for your ongoing support of, and continued interest in, Cloudflare.
By order of the Board of Directors,

Matthew Prince	Michelle Zatlyn
Co-founder & CEO	Co-founder & COO

Cloudflare, Inc.
101 Townsend Street
San Francisco, California 94107
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 AM PACIFIC TIME ON JUNE 2, 2020

GENERAL INFORMATION
Our Board of Directors solicits your proxy on our behalf for the 2020 Annual Meeting of Stockholders, including any adjournments, continuations, or postponements thereof (the Annual Meeting), for the purposes set forth in this proxy statement for our Annual Meeting (this Proxy Statement) and the accompanying Notice of Annual Meeting. The Annual Meeting will be held virtually via a live audio webcast on the Internet on June 2, 2020 at 9:00 a.m. Pacific Time. The Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2019 (2019 Annual Report) is first being mailed on or about April 22, 2020 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our Class A common stock or Class B common stock at the close of business on April 13, 2020 you are invited to virtually attend the meeting at www.virtualshareholdermeeting.com/NET2020 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, the terms "Cloudflare," "the company," "we," "us" and "our" refer to Cloudflare, Inc. and its subsidiaries. The mailing address of our principal executive offices is 101 Townsend Street, San Francisco, California 94107.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
What matters are being voted on during the Annual Meeting?
You will be voting on the following proposals:
•the election of Scott Sandell and Michelle Zatlyn as Class I directors, to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal;
•the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
•any other business as may properly come before the Annual Meeting.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•"FOR" the election of Scott Sandell and Michelle Zatlyn as Class I directors; and
•"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
How many votes are needed for approval of each proposal?
Proposal One:  The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. "Plurality" means that the nominees who receive the largest number of votes cast "FOR" such nominees are elected as directors. As a result, any shares not voted "FOR" a particular nominee, whether as a result of stockholder abstention or a broker non-vote (in other words, where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter), will not be counted in such nominee's favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
Proposal Two:  The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote "AGAINST" this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Who is entitled to vote?
Holders of either our Class A common stock or Class B common stock as of the close of business on April 13, 2020, which is the record date for the Annual Meeting (the Record Date), may vote during the Annual Meeting. As of the Record Date, there were 154,712,557 shares of our Class A common stock and 148,685,322 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our "common stock."
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live during the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as "stockholders of record."
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, then you are considered to be the beneficial owner of shares that are held in "street name," and the Notice was forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live during the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as "street name stockholders."
What is the quorum requirement?
A quorum is the minimum number of shares required to be present during the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, whether virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum for the Annual Meeting. The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
(1) by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 1, 2020 (have your Notice or proxy card in hand when you visit the website);
(2) by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 1, 2020 (have your Notice or proxy card in hand when you call);
(3) by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the scheduled start of the Annual Meeting; or
(4) by Internet during the Annual Meeting. Instructions on how to virtually attend and vote during the Annual Meeting are described at www.virtualshareholdermeeting.com/NET2020.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•notifying our Secretary, in writing, at Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107 before the vote is counted;
•voting again using the telephone or Internet before 11:59 p.m. Eastern Time on June 1, 2020 (your latest telephone or Internet proxy is the one that will be counted);
•by completing and mailing a later-dated proxy card; or
•attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank, or nominee.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Matthew Prince, Michelle Zatlyn, and Thomas Seifert have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted during the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented during the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
What is the effect of abstentions and broker non-votes?
Votes withheld from any nominee, abstentions, and broker non-votes are counted as present for purposes of determining the presence of a quorum. Shares voting "WITHHOLD" have no effect on the election of directors. Abstentions have the same effect as a vote "AGAINST" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank, or other nominee will have discretion to vote your shares on our sole "routine" matter, which is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Absent direction from you, your broker, bank, or other nominee will not have discretion to vote on Proposal One (election of directors), which is a "non-routine" matter.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this Proxy Statement and our 2019 Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 22, 2020 to all stockholders entitled to vote during the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use in the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks, and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors, officers, and other employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results during the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called "householding," which is permitted by SEC rules. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Cloudflare, Inc.
Attention: Investor Relations
101 Townsend Street
San Francisco, California 94107
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
As provided in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year's annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 23, 2020. In addition, stockholder proposals must comply with the other requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Cloudflare, Inc.
Attention: Secretary
101 Townsend Street
San Francisco, California 94107
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2021 annual meeting of stockholders, our Secretary must receive the written notice at the address set forth above:
•not earlier than the close of business on February 6, 2021; and
•not later than the close of business on March 8, 2021.
In the event that we hold the 2021 annual meeting of stockholders more than 30 days before, or more than 60 days after, the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.
Pursuant to Rule 14a-8, if a stockholder who has notified us of his, her, or its intention to electronically present a proposal at an annual meeting of stockholders but does not appear to electronically present his, her, or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee's name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled "Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors."
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under "Stockholder Proposals" for stockholder proposals that are not intended to be included in our proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available via the SEC's website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
What does being an "emerging growth company" mean?
We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include:
•an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•an exemption from compliance with any requirement that the Public Company Accounting Oversight Board (PCAOB) may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;
•reduced disclosure about our executive compensation arrangements;
•extended transition periods for complying with new or revised accounting standards; and
•exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangement.
We will remain an emerging growth company until the earliest to occur of the following:
•the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;
•the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year;

•the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and
•the last day of the fiscal year ending after the fifth anniversary of our initial public offering (IPO).
We intend to take advantage of certain of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
What do I need to be able to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/NET2020. The webcast will start at 9:00 a.m. Pacific Time on June 2, 2020. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com. If you do not have a control number, you will be able to listen to the meeting only and you will not be able to vote or submit your questions during the meeting.
The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Why is this Annual Meeting being held virtually?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote. We have decided to conduct the Annual Meeting on a virtual basis because we believe it will be more beneficial than holding a live meeting. We are excited to embrace the latest technology to provide ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our Annual Meeting virtually, our stockholders will be provided the same rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person, particularly in light of the current COVID-19 pandemic and related restrictions and guidance on public gatherings.
Stockholders of record and street name stockholders with a legal proxy from their broker, bank, or other nominee will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NET2020, which will allow such stockholders to submit questions and vote shares electronically during the Annual Meeting. We believe our stockholders’ increased opportunity to participate in the Annual Meeting virtually should alleviate any concerns about disenfranchisement of our stockholder base as a result of our decision not to hold the Annual Meeting in person.
How can I submit a question before or during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/NET2020, type your question into the “Ask a Question” field, and click “Submit.” Stockholders are permitted to submit questions before and during the Annual Meeting via www.proxyvote.com and the virtual meeting website, respectively, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered. Our virtual meeting website will also contain instructions for accessing technical support to assist in the event a stockholder encounters any difficulties accessing the virtual meeting. The questions received during the meeting and our answers will be available as soon as practicable after the Annual Meeting on https://cloudflare.NET. The questions and answers will remain available on https://cloudflare.NET for one week after posting.
What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/NET2020. Technical support will be available starting at 8:45 a.m. Pacific Time on June 2, 2020 and will remain available until the Annual Meeting has ended.

Who pays for the cost of this proxy solicitation?
We pay the entire cost of preparing and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and other employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board of Directors, which is elected by our stockholders. Our Board of Directors consists of eight directors, all of whom, other than Mr. Prince and Ms. Zatlyn, qualify as "independent" under the listing standards of the New York Stock Exchange (the NYSE). Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, one class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth information regarding our directors, including their ages, as of March 31, 2020:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Employee Directors:
Matthew Prince	II	45	Chief Executive Officer and Chair of the Board of Directors	2009	2021	—
Michelle Zatlyn	I	40	Chief Operating Officer and Director	2009	2020	2023
Non-Employee Directors:						—
Mark Anderson(3)	III	57	Director	2019	2022	—
Maria Eitel(2)	II	57	Director	2018	2021	—
Carl Ledbetter(1)(3)	III	70	Director	2009	2022	—
Stanley Meresman(1)	III	73	Director	2018	2022	—
Scott Sandell(2)	I	55	Lead Independent Director	2010	2020	2023
Katrin Suder(1)	II	48	Director	2019	2021	—
_______________________
(1)Member of the audit committee.
(2)Member of the compensation committee.
(3)Member of the nominating and corporate governance committee.
Information Concerning Director Nominees
Scott Sandell. Mr. Sandell has served as a member of our Board of Directors since November 2010, as a member of our compensation committee since February 2019, and as our Lead Independent Director since September 2019. He has served as Managing General Partner of New Enterprise Associates, Inc. (NEA), a venture capital firm, since April 2017, Co-Managing General Partner from March 2015 to April 2017, and as a General Partner since September 2000. Mr. Sandell joined NEA in January 1996 and served as head of the firm’s technology investing practice for 10 years. He currently serves on the boards of directors of Bloom Energy Corporation, a provider of solid-oxide fuel cell systems, and several privately-held companies. Mr. Sandell previously served on the board of directors of Fusion-io, Inc., a computer hardware and software systems company acquired by SanDisk Corporation, Tableau Software, Inc., a software company, Workday, Inc., a provider of on-demand financial management and human capital management software, and Spreadtrum Communications, Inc., a semiconductor company acquired by Tsinghua Unigroup. Mr. Sandell holds an A.B. in Engineering from Dartmouth College and an M.B.A. from Stanford University.
Mr. Sandell was selected to serve on our Board of Directors because of his leadership experience and experience as a director of both publicly and privately held technology companies.
Michelle Zatlyn. Ms. Zatlyn is one of our co-founders and serves as our Chief Operating Officer. She served as our Head of User Experience from 2009 until she was appointed as our Chief Operating Officer in 2016. Ms. Zatlyn has served as a member of our Board of Directors since November 2009. She holds a B.Sc. in Chemistry and Business from McGill University, and an M.B.A. from Harvard Business School.
Ms. Zatlyn was selected to serve on our Board of Directors because of the perspective and experience she brings as our Chief Operating Officer and as one of our co-founders.

Information Concerning Continuing Directors
Mark Anderson. Mr. Anderson has served as a member of our Board of Directors and as a member of our nominating and corporate governance committee since August 2019. Mr. Anderson is a consultant for Anaplan, Inc., a software company, and previously served as Chief Growth Officer at Anaplan, Inc. from August 2019 until February 2020. He was previously with Palo Alto Networks, Inc., a cybersecurity company, where he served as President from August 2016 to October 2018, Executive Vice President, Worldwide Field Operations from May 2016 to August 2016, and Senior Vice President, Worldwide Field Operations from June 2012 to May 2016. From October 2004 to May 2012, he was with F5 Networks, Inc., an IT infrastructure company, where he served in several management roles, including as Executive Vice President of Worldwide Sales. He currently serves as a director of Alteryx, Inc., a software company. Mr. Anderson holds a B.A. in Business and Economics from York University in Toronto, Canada.
Mr. Anderson was selected to serve on our Board of Directors due to his experience as an officer and director of publicly traded companies, his background in networking and cybersecurity, and his extensive experience as a sales executive in the technology industry.
Maria Eitel. Ms. Eitel has served on our Board of Directors since December 2018 and as Chair of our compensation committee since February 2019. Since September 2015, Ms. Eitel has served as the Co-Chair of the Nike Foundation, a non-profit organization funded by NIKE, Inc., and Chair of Girl Effect, an independent non-profit organization she founded with the goal of transforming the lives of adolescent girls. She served as the Founder, CEO, and President of the Nike Foundation from March 2005 to September 2015. From January 1998 to March 2005, Ms. Eitel was the first Vice President, Corporate Responsibility of NIKE, a designer, developer, and seller of athletic footwear, apparel, equipment, accessories, and services. Ms. Eitel holds a B.A. in Humanistic Studies from McGill University, an M.S. in Foreign Service from Georgetown University, and an Honorary Doctorate of Humane Letters from Babson College.
Ms. Eitel was selected to serve on our Board of Directors because of the perspective and experience she brings from her role as an executive in a publicly traded company and from her background in corporate social responsibility.
Carl Ledbetter. Dr. Ledbetter has served as a member of our Board of Directors since November 2009, as a member of our audit committee since December 2018, and as Chair of our nominating and corporate governance committee since August 2019. Dr. Ledbetter has served as the Chairman, CEO, and CTO of SimpleRose, Inc., a software company, since January 2020. He served as a Managing Director of Pelion Venture Partners, a venture capital firm, from June 2003 through June 2018 and as a Special Advisor from June 2018 until December 2019. Dr. Ledbetter has served on the boards of directors of four public companies and more than twenty privately-held companies during his career. Dr. Ledbetter holds a B.S. in Mathematics from the University of Redlands, an M.S. in Mathematics from Brandeis University, and a Ph.D. in Mathematics from Clark University.
Dr. Ledbetter was selected to serve on our Board of Directors because of his understanding of networking technology and his experience as a director of several technology companies.
Stanley Meresman. Mr. Meresman has served on our Board of Directors since December 2018 and as Chair of our audit committee since December 2018. During the last 10 years, he has served on the boards of directors of various public and private companies, including service as chair of the audit committee for certain of these companies. Mr. Meresman previously served as a Venture Partner with Technology Crossover Ventures, a private equity firm, from January 2004 through December 2004, and as its General Partner and Chief Operating Officer from November 2001 to December 2003. He currently serves on the boards of directors, and as chair of the audit committees, of Guardant Health, Inc., a precision oncology company, Medallia, Inc., a customer experience management company, and Snap Inc., a technology and camera company, and previously served as a member of the boards of directors, and chair of the audit committees, of LinkedIn Corporation, a career-focused social networking site acquired by Microsoft Corporation, Meru Networks, Inc., a supplier of wireless local area networks acquired by Fortinet, Inc., Palo Alto Networks, Inc., a cybersecurity company, Riverbed Technology, Inc., an IT company acquired by Thoma Bravo, LLC, and Zynga Inc., a social gaming company. Mr. Meresman holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.
Mr. Meresman was selected to serve as a member of our Board of Directors because of his experience with networking technologies, financial expertise, and years of strategic and management experience in the technology industry.
Matthew Prince. Mr. Prince is one of our co-founders and has served as our Chief Executive Officer and Chair of our Board of Directors since July 2009. He also co-founded Unspam Technologies, Inc., a software and services company, and has served as its chair since December 2001. Mr. Prince holds a B.A. in English and a minor in Computer Science from Trinity College-Hartford, an M.B.A. from Harvard Business School, and a J.D. from the University of Chicago Law School.
Mr. Prince was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and as one of our co-founders.
Katrin Suder. Dr. Suder has served as a member of our Board of Directors and as a member of our audit committee since August 2019. Dr. Suder has served as Chairperson of the Advisory Council on Digitalization to the German Federal Government since August 2018. She has also been an industrial advisor to EQT, a private equity firm, since October 2018, and a partner at Macro Advisory Partners, a strategic advisory firm, since January 2019. From August 2014 until April 2018, Dr. Suder served as State Secretary for the German Federal Ministry of Defense. From October 2000 to July 2014, she was with McKinsey & Company, a management consulting company, where she managed the German Public Sector Practice from 2010 to 2014. Since January 2019, Dr. Suder has served on the supervisory board of Apleona GmbH, a European facility management provider. Dr. Suder holds a B.A. in German Literature and Theater and a Ph.D. in Computational Neuroscience from Ruhr University Bochum.
Dr. Suder was selected to serve on our Board of Directors because of her experience at the intersection of technology, business, and policy.
Director Independence
Our Class A common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an "independent director" if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). As noted in the commentary to the listing standards, the concern is independence from management.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board of Directors has affirmatively determined that each of our directors, other than Mr. Prince and Ms. Zatlyn, does not have material relationships with our company and that each of these directors is "independent" as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making these affirmative determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions."
Board Leadership Structure
Matthew Prince, our co-founder and Chief Executive Officer, serves as Chair of our Board of Directors, presides over meetings of our Board of Directors, and holds such other powers and carries out such other duties as are customarily carried out by the Chair of our Board of Directors. Our independent directors bring experience, oversight, and expertise from outside of our company, while Mr. Prince and Ms. Zatlyn each bring current company-specific experience, leadership, and insight as our co-founders and Chief Executive Officer and Chief Operating Officer, respectively.
Our Board of Directors has adopted corporate governance guidelines that provide that one of our independent directors should serve as our Lead Independent Director if the Chair is not independent. Our Board of Directors has appointed Scott Sandell to serve as our Lead Independent Director. As Lead Independent Director, Mr. Sandell presides over periodic meetings of our independent directors, serves as a liaison between our Chair and our independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate. The Board of Directors believes that our structure is appropriate and provides independent leadership and engagement from the Lead Independent Director, while providing the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing the company’s day-to-day operations, chair regular Board of Directors meetings as key business and strategic issues are discussed.

Board Meetings and Committees
During our fiscal year ended December 31, 2019, our Board of Directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
Although our corporate governance guidelines do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.
Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our audit committee consists of Dr. Ledbetter, Mr. Meresman, and Dr. Suder, with Mr. Meresman serving as Chair. Each member of our audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of the NYSE. In addition, our Board of Directors has determined that each of Dr. Ledbetter and Mr. Meresman is an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the Securities Act). Our audit committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and overseeing performance of the independent registered public accounting firm;
•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•reviewing our financial statements and our critical accounting policies and estimates;
•reviewing the adequacy and effectiveness of our internal controls;
•developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•overseeing our policies on risk assessment and risk management;
•overseeing compliance with our code of business conduct and ethics;
•reviewing related party transactions;
•pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•overseeing the adoption of new accounting standards.
No member of our audit committee may serve on the audit committee of more than three public companies, including Cloudflare, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on the audit committee and discloses such determination in accordance with the requirements of the NYSE. Our Board of Directors has considered Mr. Meresman’s simultaneous service on the audit committees of Cloudflare and three other public companies and has determined that such simultaneous service does not impair his ability to effectively serve as a member and Chair of our audit committee.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://cloudflare.NET.
Our audit committee held eight meetings during the fiscal year ended December 31, 2019.

Compensation Committee
Our compensation committee consists of Ms. Eitel and Mr. Sandell, with Ms. Eitel serving as Chair. Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•making recommendations to our Board of Directors regarding the compensation of our executive officers, including our Chief Executive Officer;
•administering our equity compensation plans;
•reviewing, approving, and administering incentive compensation and equity compensation plans;
•reviewing and approving our overall compensation philosophy; and
•making recommendations regarding non-employee director compensation to our full Board of Directors.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://cloudflare.NET.
Our compensation committee held four meetings during the fiscal year ended December 31, 2019.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Anderson and Dr. Ledbetter, with Dr. Ledbetter serving as Chair. Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating, and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;
•overseeing the evaluation of the performance of our Board of Directors and of individual directors;
•considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•overseeing our corporate governance practices;
•contributing to succession planning; and
•developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://cloudflare.NET.
Our nominating and corporate governance committee did not hold any meetings during the fiscal year ended December 31, 2019.
Compensation Committee Interlocks and Insider Participation
During 2019, Ms. Eitel and Mr. Sandell served as members of our compensation committee. Neither of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee. See the section titled "Certain Relationships and Related Party Transactions" for information about related party transactions involving members of our compensation committee or their affiliates.

Identifying and Evaluating Director Nominees
Our Board of Directors has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the Board of Directors (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee's charter. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates to the Board of Directors for its approval as director nominees for election to the Board of Directors.
Director Qualifications
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, diversity of experience, independence, skills, education, expertise, business acumen, length of service, understanding of our business and industry, potential conflicts of interest, and other commitments. Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders' best interests.
Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations and Nominations to the Board of Directors
Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding at least one percent (1%) of our fully diluted capitalization continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, information regarding any relationships between the candidate and Cloudflare, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our Board of Directors, and any additional information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107. To be timely for the 2021 annual meeting of stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”
Communications with Our Board of Directors
Interested parties wishing to communicate with non-management members of our Board of Directors may do so by writing and mailing the correspondence to our Secretary at Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107. Each communication should set forth (i) the name and address of the sender and (ii) the class and number of shares of our common stock, if any, that are owned of record or beneficially owned by the sender.
Our Secretary or legal department, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming stockholder communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Lead Independent Director.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our corporate governance guidelines and our code of business conduct and ethics is posted on our website at https://cloudflare.NET. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website, or in filings under the Exchange Act.
Role of Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of risks our company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Consistent with this approach, our Board of Directors regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each of its regular meetings. Our Board of Directors also receives regular reports on all significant committee activities at each of its regular meetings, and evaluates the risks inherent in significant transactions.
While our Board of Directors ultimately is responsible for risk oversight, the committees of our Board of Directors assist it in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and cybersecurity, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our nominating and corporate governance committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board and committee organization, director independence, conflicts of interest, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies by reviewing, in consultation with management and Compensia, Inc. (Compensia), our compensation committee's independent compensation consultant, our compensation plans, policies, and practices for named executive officers and other employees. These committees provide regular reports on our risk management efforts to the full Board of Directors.
Non-Employee Director Compensation
We have adopted a compensation policy for our non-employee directors, which policy became effective as of the effective date of our registration statement in connection with our IPO. Under this director compensation policy, each non-employee director receives the cash and equity compensation for his or her board services described below. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses to board and committee meetings. This policy was developed with input from Compensia regarding practices and compensation levels at comparable companies. We considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, our Board of Directors adopted and our stockholders approved the director compensation policy. We believe this policy provides reasonable compensation to our non-employee directors that is commensurate with their contributions and appropriately aligned with our peers.
For compensation paid after the effectiveness of the director compensation policy, the policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP)). Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Under the director compensation policy, each non-employee director is paid an annual cash retainer of $30,000. In addition, non-employee directors are entitled to receive the following cash compensation for annual service in the following positions:

Chair of the audit committee	$20,000
Member of the audit committee (other than Chair)	$10,000
Chair of the compensation committee	$12,000
Member of the compensation committee (other than Chair)	$6,000
Chair of the nominating and corporate governance committee	$7,500
Member of the nominating and corporate governance committee (other than Chair)	$4,000
Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Award
Each person who first becomes a non-employee director after the effective date of the director compensation policy will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units (RSUs) covering a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) equal to $400,000, rounded down to the nearest whole share. This initial award will vest in three equal, annual installments on each anniversary of the date of becoming a non-employee director, subject to continuing to provide services to us through each applicable vesting date. If the person was a member of our Board of Directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the person to an initial award.
Annual Award
Each non-employee director who has completed at least six months of continuous service as a non-employee director automatically will receive, on the date of each annual meeting of our stockholders following the effective date of the director compensation policy, an annual award of RSUs covering a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) equal to $200,000, rounded down to the nearest whole share. Each annual award will vest on the earlier of (i) the one-year anniversary of the date the annual award is granted or (ii) the day prior to the date of the annual meeting of our stockholders that next follows the grant date of the annual award, subject to continuing to provide service to us through the applicable vesting date.

Change in Control
In the event of a “change in control” (as defined in our 2019 Equity Incentive Plan (2019 Plan)), each non-employee director will fully vest in his or her outstanding company equity awards, provided that the non-employee director continues to be a non-employee director through the date of the change in control.
Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors for the year ended December 31, 2019. Directors who also serve as employees receive no additional compensation for their service as directors. During the fiscal year ended December 31, 2019, Mr. Prince, our Chief Executive Officer, and Ms. Zatlyn, our Chief Operating Officer, were each a member of our Board of Directors, as well as an employee, and thus received no additional compensation for his or her services as a director. See the section titled “Executive Compensation” for additional information regarding their compensation.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)		Total($)
Mark Anderson	10,163	1,353,180	(3)	1,363,343
Maria Eitel(4)	12,554	199,400	(5)	211,954
Carl Ledbetter	14,198	—		14,198
Stanley Meresman(6)	14,946	—		14,946
Scott Sandell	10,761	—		10,761
Katrin Suder	11,957	1,424,400	(7)	1,436,357
_______________________
(1)The following cash amounts were paid pursuant to the director compensation policy in the first quarter of 2020 for services during 2019 on our Board of Directors or committee(s) of our Board of Directors: $8,500 (Mr. Anderson), $12,554 (Ms. Eitel), $11,875 (Dr. Ledbetter), $12,500 (Mr. Meresman), $10,761 (Mr. Sandell), and $10,000 (Dr. Suder).
(2)The amounts reported represent the aggregate grant date fair value of the RSUs awarded under our 2010 Equity Incentive Plan (2010 Plan) to our non-employee directors prior to the date the director compensation policy became effective in the year ended December 31, 2019, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our 2019 Annual Report. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.
(3)Mr. Anderson became a member of our Board of Directors in August 2019 and received an award of 114,000 RSUs for shares of our Class B common stock. The shares of Class B common stock underlying the RSUs vest in 16 quarterly installments following August 15, 2019. Settlement of vested shares occurred following the expiration of the IPO lock-up period on February 19, 2020. As of December 31, 2019, RSUs with 114,000 underlying shares of Class B common stock were outstanding.
(4)Ms. Eitel became a member of our Board of Directors in December 2018 and was granted an option to purchase 110,000 shares of our Class B common stock. On March 18, 2019, Ms. Eitel early exercised the stock option in full. As of December 31, 2019, our right of repurchase had lapsed with respect to 27,500 of the shares and 82,500 shares remained subject to our right of repurchase.
(5)In connection with Ms. Eitel's agreement to chair our compensation committee, she received an award of 20,000 RSUs for shares of our Class B common stock in July 2019. The shares of Class B common stock underlying the RSUs granted to Ms. Eitel vest in 16 quarterly installments following February 15, 2019. Settlement of vested shares occurred following the expiration of the IPO lock-up period on February 19, 2020. As of December 31, 2019, RSUs with 20,000 underlying shares of Class B common stock were outstanding.
(6)Mr. Meresman became a member of our Board of Directors in December 2018 and was granted an option to purchase 176,000 shares of our Class B common stock. As of December 31, 2019, 176,000 shares of our Class B common stock underlying the option were outstanding, of which 44,000 shares underlying the options had vested. The shares subject to the option are immediately exercisable and vest in 16 equal quarterly installments beginning on December 12, 2018.

(7)Dr. Suder became a member of our Board of Directors in August 2019 and received an award of 120,000 RSUs for shares of our Class B common stock. The shares of Class B common stock underlying the RSUs vest in 16 quarterly installments following August 15, 2019. Settlement of vested shares occurred following the expiration of the IPO lock-up period on February 19, 2020. As of December 31, 2019, RSUs with 120,000 underlying shares of Class B common stock were outstanding.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our Board of Directors is comprised of eight members. In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors. One class is elected each year during the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2021 annual meeting and the term of the Class III directors expires at the 2022 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term and until their successors have been duly elected and qualified, subject to their earlier death, resignation, or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Mr. Sandell and Ms. Zatlyn as nominees for election as Class I directors in the Annual Meeting. If elected, each of Mr. Sandell and Ms. Zatlyn will serve as Class I directors until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal. Each of the nominees is a current Class I director and member of our Board of Directors. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Sandell and Ms. Zatlyn. We expect that each of Mr. Sandell and Ms. Zatlyn will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. Any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed KPMG LLP (KPMG) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2020, and we are asking you and our other stockholders to ratify this appointment. KPMG has served as our independent registered public accounting firm since 2014.
Our Board of Directors is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of KPMG, our audit committee may reconsider the appointment. Representatives of KPMG will be present during the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the PCAOB. Our audit committee has pre-approved all services performed by KPMG since the pre-approval policy was adopted prior to our IPO.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by KPMG for our fiscal years ended December 31, 2019 and 2018.

Fee Category	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$3,936,117	$805,287
Audit-Related Fees	—	—
Tax Fees(2)	$234,908	$216,228
All Other Fees	—	—
Total Fees	$4,171,025	$1,021,515
_______________________
(1)Audit Fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, related accounting consultations, and statutory audits of our international subsidiaries. This category also includes fees for services incurred in connection with our IPO.
(2)Tax Fees consist of fees for professional services for tax compliance, tax advice, and tax planning. These services include consultation on tax matters and assistance regarding federal, state, and international tax compliance.
Auditor Independence
In our fiscal year ended December 31, 2019, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee is a committee of our Board of Directors comprised solely of independent directors as required by the listing standards of the NYSE and rules and regulations of the SEC. The audit committee operates under a written charter approved by our Board of Directors, which is available on our website at https://cloudflare.NET. The composition of the audit committee, the attributes of its members, and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee's performance on an annual basis.
With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and KPMG;
•discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB; and
•received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with KPMG its independence.
Based on the audit committee's review and discussions with management and KPMG, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
Respectfully submitted by the members of the audit committee of our Board of Directors:

Stanley Meresman (Chair)
Carl Ledbetter
Katrin Suder
This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2020. Each of our executive officers is appointed by, and serves at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Matthew Prince	45	Chief Executive Officer and Chair of the Board of Directors
Michelle Zatlyn	40	Chief Operating Officer and Director
Thomas Seifert	56	Chief Financial Officer
Douglas Kramer	49	General Counsel and Secretary
For the biographies of Mr. Prince and Ms. Zatlyn, see the section titled "Board of Directors and Corporate Governance."
Thomas Seifert. Mr. Seifert has served as our Chief Financial Officer since June 2017. Prior to joining us, he served as Executive Vice President and Chief Financial Officer of Symantec Corporation, a provider of cybersecurity software and services, from March 2014 to November 2016 and served in an advisory capacity to Symantec from December 2016 to March 2017. From December 2012 to March 2014, Mr. Seifert served as Executive Vice President and Chief Financial Officer of Brightstar Corp., a wireless distribution and services company. From October 2009 to September 2012, he served as Senior Vice President and Chief Financial Officer at Advanced Micro Devices Inc., a semiconductor company, where he additionally served as Interim Chief Executive Officer from January 2011 to August 2011. Mr. Seifert currently serves as a member of the board of directors of IPG Photonics Corporation, a manufacturer of fiber lasers, and CompuGroup Medical SE, an eHealth provider. Mr. Seifert holds a B.A. in Business Administration and an M.B.A. from Friedrich Alexander University in Germany, and an M.A. in Mathematics and Economics from Wayne State University.
Douglas Kramer. Mr. Kramer has served as our General Counsel since August 2016 and our Secretary since August 2019. Prior to joining us, he served as Deputy Administrator of the U.S. Small Business Administration from April 2015 to July 2016. From November 2013 to March 2015, Mr. Kramer served as General Counsel of the United States Agency for International Development. He served in the White House as Staff Secretary and Deputy Assistant to the President from March 2012 to November 2013, and Associate Counsel and Special Assistant to the President of the United States from September 2010 to March 2012. From July 2009 to September 2010, Mr. Kramer served as Counsel to the Assistant Attorney General for the Antitrust Division of the United States Department of Justice. From July 2006 to June 2009, he served as a Partner with the law firm of Polsinelli PC. From 2001 to 2006, Mr. Kramer was an Associate at the law firm of Covington & Burling LLP. Mr. Kramer holds a B.A. in Philosophy and English from Georgetown University, and a J.D. from the University of Chicago Law School.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our compensation programs are designed to:
•attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success;
•provide compensation packages to our executives that are fair and competitive and reward high performance and the achievement of our business objectives, and effectively align their interests with those of our stockholders; and
•effectively align our executives' interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions, and other actions. Typically, our Chief Executive Officer and Chief Operating Officer make recommendations to our compensation committee, often attend committee meetings, and are involved in the determination of compensation for our executive officers, except that our Chief Executive Officer and Chief Operating Officer do not make recommendations as to his or her own compensation. Our Chief Executive Officer and Chief Operating Officer make such recommendations (other than with respect to himself or herself) regarding base salary and equity incentives for our executive officers based on our results, an executive officer's individual contribution toward these results, the executive officer's role and performance of his or her duties, and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes recommendations to the Board of Directors regarding compensation for each executive officer, including our Chief Executive Officer and Chief Operating Officer. Our Board of Directors makes all final decisions regarding the compensation of our Chief Executive Officer, Chief Operating Officer, and other executive officers.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In the fiscal year ended December 31, 2019, the compensation committee retained Compensia to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Compensia to, among other things, assist in identifying an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by, Compensia creates any conflict of interest.
Our named executive officers for the fiscal year ended December 31, 2019, which consisted of our principal executive officer and our three most highly compensated executive officers (other than our principal executive officer), were:
•Matthew Prince, our Chief Executive Officer;
•Michelle Zatlyn, our Chief Operating Officer;
•Thomas Seifert, our Chief Financial Officer; and
•Douglas Kramer, our General Counsel and Secretary.

Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Matthew Prince	2019	400,000		—	—		400,000
Chief Executive Officer	2018	400,000		—	—		400,000
Michelle Zatlyn	2019	400,000		—	—		400,000
Chief Operating Officer	2018	400,000		—	—		400,000
Thomas Seifert	2019	650,000		—	—		650,000
Chief Financial Officer	2018	650,000		—	40,000	(2)	690,000
Douglas Kramer	2019	550,000	(3)	2,636,500	—		3,186,500
General Counsel and Secretary	2018	537,708		—	—		537,708
_______________________
(1)The amounts reported represent the aggregate grant date fair value of the RSUs awarded under our 2010 Plan to our named executive officers in the year ended December 31, 2019, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our 2019 Annual Report. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the executive officers.
(2)The amount disclosed consists of $40,000 related to relocation assistance costs paid in 2018 related to Mr. Seifert’s joining us and relocating to San Francisco, California.
(3)Mr. Kramer's base salary was increased to $550,000, retroactively effective as of January 1, 2019.
Outstanding Equity Awards at Fiscal 2019 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2019:

	Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(2)
		Exercisable (#)		Unexercisable (#)
Matthew Prince	8/8/2017	—		—	—	—	3,750,000	(3)(4)	63,975,000
Chief Executive Officer
Michelle Zatlyn	8/8/2017	4,000,000	(4)	—	2.04	8/7/2027	—		—
Chief Operating Officer
Thomas Seifert	6/30/2017	934,058	(5)	—	1.95	6/29/2027	—		—
Chief Financial Officer	7/26/2017	1,446,283	(4)		2.04	7/25/2027	—		—
Douglas Kramer	9/30/2016	—		—	—	—	43,221	(3)(6)	737,350
General Counsel and Secretary	7/26/2017	175,000	(4)	—	2.04	7/25/2027	153,125	(3)(4)	2,612,313
	2/25/2019	—		—	—	—	100,000	(7)	1,706,000
	8/30/2019	—		—	—	—	150,000	(8)	2,559,000
_______________________
(1)Each stock option was granted pursuant to our 2010 Plan, and is immediately exercisable, except as otherwise noted below. To the extent a named executive officer exercises his or her option prior to vesting, the shares of our common stock that he or she will receive will remain subject to the same vesting schedule and subject to the company's right of repurchase.
(2)The market value was calculated using the closing market price of a share of our Class A common stock as of December 31, 2019, which was $17.06.
(3)The shares of Class B common stock were acquired pursuant to an early exercise provision and remain subject to our repurchase right in accordance with the vesting schedule of the stock option. This award is subject to vesting acceleration under certain circumstances pursuant to the terms of the stock option agreement, as described in the section titled "Potential Payments upon Termination or Change in Control" below.
(4)The shares of Class B common stock underlying this stock option vest in 48 equal monthly installments following September 13, 2019, subject to continued service to us through each such date.
(5)The shares of Class B common stock underlying this stock option vested as to 1/4th of the total shares on June 1, 2018 and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to us through each such date. This award is subject to vesting acceleration under certain circumstances pursuant to the terms of the stock option agreement, as described in the section titled "Potential Payments upon Termination or Change in Control" below.
(6)The shares of Class B common stock vest in 20 equal monthly installments beginning on January 22, 2019, subject to continued service to us through each such date. This award is subject to vesting acceleration under certain circumstances pursuant to the terms of the stock option agreement, as described in the section titled "Potential Payments upon Termination or Change in Control" below.
(7)The shares of Class B common stock underlying the RSUs vest in 16 quarterly installments following February 15, 2019, subject to continued service to us through each such date. Settlement of vested shares occurred following the expiration of the IPO lock-up period on February 19, 2020.
(8)The shares of Class B common stock underlying the RSUs vest in 16 quarterly installments following August 15, 2019, subject to continued service to us through each such date. Settlement of vested shares occurred following the expiration of the IPO lock-up period on February 19, 2020.
Executive Employment Arrangements
Matthew Prince
In August 2019, we entered into a confirmatory employment agreement with Matthew Prince, our Chief Executive Officer. The confirmatory employment agreement does not have a specific term and provides that Mr. Prince is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Prince may have concerning his employment relationship with us. Mr. Prince’s current annual base salary is $400,000. Mr. Prince is not currently eligible for an annual target cash incentive payment.
Michelle Zatlyn
In August 2019, we entered into a confirmatory employment agreement with Michelle Zatlyn, our Chief Operating Officer. The confirmatory employment agreement does not have a specific term and provides that Ms. Zatlyn is an at-will employee. The agreement supersedes all existing agreements and understandings that Ms. Zatlyn may have concerning her employment relationship with us. Ms. Zatlyn’s current annual base salary is $400,000. Ms. Zatlyn is not currently eligible for an annual target cash incentive payment.
Thomas Seifert
In August 2019, we entered into a confirmatory employment agreement with Thomas Seifert, our Chief Financial Officer. The confirmatory employment agreement does not have a specific term and provides that Mr. Seifert is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Seifert may have concerning his employment relationship with us. Mr. Seifert’s current annual base salary is $650,000. Mr. Seifert is not currently eligible for an annual target cash incentive payment.

Douglas Kramer
In August 2019, we entered into a confirmatory employment agreement with Douglas Kramer, our General Counsel. The confirmatory employment agreement does not have a specific term and provides that Mr. Kramer is an at-will employee. The agreement supersedes all existing agreements and understandings that Mr. Kramer may have concerning his employment relationship with us. Mr. Kramer’s current annual base salary is $550,000. Mr. Kramer is not currently eligible for an annual target cash incentive payment.
Potential Payments upon Termination or Change in Control
Prior to August 2019, we did not have a formal plan with respect to severance benefits payable to our named executive officers and other key employees. From time to time, we granted equity awards to certain key employees, including our executive officers, that provided for accelerated vesting of equity awards under certain circumstances. Specifically, the vesting of each equity award granted to our named executive officers before the effectiveness of our Severance Policy (as defined and described below) will accelerate in full if, in connection with or following a “change in control” (as defined in the 2010 Plan), the named executive officer’s continuous service with us is terminated by us without “cause” (as defined in the 2010 Plan) or by the named executive officer due to “constructive termination” (as defined in the applicable equity award agreement).
In August 2019, our Board of Directors approved change in control and severance benefits for our current executive officers and certain other key employees (collectively, participants) pursuant to a Change in Control and Severance Policy (the Severance Policy).
The Severance Policy provides that if we terminate an executive officer’s employment outside of the period beginning three months prior to and ending 12 months after a “change in control” (as defined in the Severance Policy) (such period, the change in control period) other than for “cause” (as generally defined within the executive officer’s participation agreement), and other than due to death or disability, the executive officer will receive:
•a lump sum payment equal to six months of base salary; and
•a lump sum payment equal to 12 months of COBRA continuation coverage premiums.
The Severance Policy provides that if an executive officer’s employment is terminated during the change in control period either by us other than for cause, and other than due to death or disability, or by the executive officer due to a “constructive termination” (as generally defined within the executive officer’s participation agreement), the executive officer will receive:
•a lump sum payment equal to 12 months of base salary;
•a lump sum equal to a prorated target annual bonus for the year of termination;
•100% acceleration of unvested time-based equity awards granted on or after the effective date of the Severance Policy; and
•a lump sum payment equal to 12 months of COBRA continuation coverage premiums.
The Severance Policy provides that if we discover after a participant’s receipt of payments or benefits under the Severance Policy that grounds for the termination of the participant’s employment for cause existed, then the participant will not receive any further payments or benefits under the Severance Policy and, to the extent permitted under applicable laws, will be required to repay to us any payments or benefits he or she received under the Severance Policy (and any financial gain derived from such payments or benefits).
In addition, the Severance Policy provides that if any payments or benefits received by a participant under the Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the Code) and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount results in a greater amount received by the participant on an after-tax basis. The Severance Policy does not require us to provide any tax gross-ups.
To receive the severance described above, the participant must sign and not revoke our then-standard separation agreement and release of claims within the timeframe that is set forth in the Severance Policy.

401(k) plan
We maintain a tax-qualified 401(k) retirement plan for all U.S. employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to defer up to all eligible compensation, subject to applicable annual Code limits. We intend for our 401(k) plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to our 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from our 401(k) plan. The 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) plan component. We have not made any matching contributions to the 401(k) plan to date.
Policy on Hedging and Pledging of Cloudflare Securities
We have an insider trading policy, which, among other things, prohibits our directors, officers, employees, and consultants from engaging in derivative securities transactions, including hedging, with respect to our securities. In addition, no such person may pledge our securities as collateral for a loan or use our securities as collateral in a margin account without our prior written consent.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders. All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by stockholders
2010 Equity Incentive Plan(2)	27,253,971	$2.30	—
2019 Equity Incentive Plan(3)	1,103,207	—	29,054,185
2019 Employee Stock Purchase Plan(4)	—	—	5,870,000
Equity compensation plans not approved by stockholders	—	—	—
Total	28,357,178	$2.30	34,924,185
_______________________
(1)RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)As a result of our IPO and the adoption of the 2019 Plan, we no longer grant awards under the 2010 Plan; however, all outstanding awards under the 2010 Plan remain subject to the terms of the 2010 Plan. The number of shares underlying stock options or RSUs granted under the 2010 Plan that expire or terminate or are forfeited or repurchased by the company under the 2010 Plan, tendered to or withheld by the company for payment of an exercise price or for tax withholding, or repurchased by the company due to failure to vest will be automatically added to the 2019 Plan.
(3)Our 2019 Plan provides that the number of shares of Class A common stock available for issuance under the 2019 Plan will automatically increase on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 29,335,000 shares, (ii) five percent (5%) of the outstanding shares of all classes of common stock of the company on the last day of the immediately preceding fiscal year, or (iii) such other amount as the compensation committee of the Board of Directors may determine.
(4)Our 2019 Employee Stock Purchase Plan (ESPP) provides that the number of shares of Class A common stock available for issuance under the ESPP will automatically increase on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 5,870,000 shares, (ii) one percent (1%) of the outstanding shares of all classes of common stock of the company on the last day of the immediately preceding fiscal year, or (iii) such other amount as the compensation committee of the Board of Directors may determine.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2020 for:
•each of our named executive officers;
•each of our directors;
•all of our executive officers and directors as a group; and
•each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock and Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of percentage of beneficial ownership on 154,622,397 shares of our Class A common stock and 148,734,859 shares of our Class B common stock outstanding on March 31, 2020. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2020 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2020 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cloudflare, Inc., 101 Townsend Street, San Francisco, California 94107. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
	Class A		Class B		Total Voting %†
	Shares	%	Shares	%
Named Executive Officers and Directors:
Matthew Prince(1)	—	*	37,716,999	25.4%	23.0%
Michelle Zatlyn(2)	—	*	14,490,074	9.5%	8.6%
Thomas Seifert(3)	—	*	2,847,566	1.9%	1.7%
Douglas Kramer(4)	937	*	624,948	*	*
Mark Anderson(5)	—	*	21,375	*	*
Maria Eitel(6)	—	*	116,250	*	*
Carl Ledbetter	197,485	*	—	*	*
Stanley Meresman(7)	—	*	176,000	*	*
Scott Sandell(8)	4,059,376	2.6%	48,588,474	32.7%	29.8%
Katrin Suder(9)	—		22,500	*	*
All executive officers and directors as a group (10 persons)(10)	4,257,798	2.8%	104,604,186	67.3%	61.5%

Greater than 5% Stockholders:
Entities affiliated with NEA(11)	4,059,376	2.6%	48,588,474	32.7%	29.8%
Entities affiliated with Pelion Ventures(12)	4,447,825	2.9%	42,994,575	28.9%	26.5%
Entities affiliated with Venrock(13)	41,797,936	27.0%	—	*	2.5%
FMR LLC(14)	21,717,538	14.0%	—	*	1.3%
______________________
* Represents less than one percent (1%).
† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of our Class A common stock is entitled to one vote per share, and each holder of our Class B common stock is entitled to 10 votes per share on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by our amended and restated certificate of incorporation or by law.
(1)Includes (i) 29,511,741 shares of Class B common stock held of record by The Matthew Prince Revocable Trust dated October 29, 2015, for which Mr. Prince serves as a trustee, and of which 3,500,000 may be repurchased by us at the original exercise price; (ii) 3,340,115 shares of Class B common stock held of record by The Matthew Prince 2019 Annuity Trust dated May 22, 2019, for which Mr. Prince serves as co-trustee and investment advisor; (iii) 2,790,544 shares of Class B common stock held of record by The Prince Family Nonexempt Irrevocable Trust dated March 29, 2016, for which Mr. Prince serves as an investment advisor; (iv) 1,274,599 shares of Class B common stock held of record by The Matthew Prince 2018 Annuity Trust dated October 26, 2018, for which Mr. Prince serves as co-trustee and investment advisor; and (v) 800,000 shares of Class B common stock held of record by The Prince Family Exempt Irrevocable Trust dated March 29, 2016, for which Mr. Prince serves as an investment advisor.
(2)Includes (i) 8,523,187 shares of Class B common stock held of record by The Sutherland/Zatlyn Irrevocable Remainder Trust dated November 17, 2016, for which Ms. Zatlyn serves as co-trustee; (ii) 1,166,887 shares of Class B common stock held of record by The Sutherland/Zatlyn Irrevocable Remainder Trust dated December 15, 2017, for which Ms. Zatlyn serves as co-trustee; (iii) 800,000 shares of Class B common stock held of record by The Sutherland/Zatlyn 2019 Annuity Trust dated February 28, 2019, for which Ms. Zatlyn serves as co-trustee; and (iv) 4,000,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which 666,666 are fully vested.
(3)Includes (i) 512,225 shares of Class B common stock held of record by Mr. Seifert and (ii) 2,335,341 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which 738,403 are fully vested.
(4)Includes (i) 937 shares of Class A common stock and 434,323 shares of Class B common stock held of record by Mr. Kramer, of which 158,263 may be repurchased by us at the original exercise price; (ii) 175,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, none of which are fully vested; and (iii) 15,625 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2020.
(5)Includes (i) 14,250 shares of Class B common stock held of record by Mr. Anderson and (ii) 7,125 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2020.
(6)Includes (i) 115,000 shares of Class B common stock held of record by Ms. Eitel, of which 75,625 may be repurchased by us at the original exercise price, and (ii) 1,250 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2020.
(7)Includes 176,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which 55,000 are fully vested.
(8)Includes 4,059,376 shares of Class A common stock and 48,588,474 shares of Class B common stock disclosed in footnote (11) below that are held of record by New Enterprise Associates 13, L.P. (NEA 13).
(9)Includes (i) 15,000 shares of Class B common stock held of record by Dr. Suder and (ii) 7,500 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2020.
(10)Includes (i) 4,257,798 shares of Class A common stock and 97,886,345 shares of Class B common stock beneficially owned by our executive officers and directors, (ii) 6,686,341 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020 and held by our executive officers and directors, of which 1,494,444 are fully vested, and (iii) 31,500 shares of Class B common stock issuable upon the vesting of RSUs within 60 days of March 31, 2020.
(11)According to a Schedule 13G filed with the SEC on February 13, 2020 reporting stock ownership as of December 31, 2019, consists of 4,059,376 shares of Class A common stock and 48,588,474 shares of Class B common stock held of record by NEA 13. As the sole general partner of NEA 13, NEA Partners 13, L.P. (NEA Partners 13) may be deemed to beneficially own the shares. As the sole general partner of NEA Partners 13, NEA 13 GP, LTD (NEA 13 GP) likewise may be deemed to beneficially own the shares. As the individual Directors of NEA 13 GP, each of Forest Baskett, Patrick J. Kerins, and Scott Sandell, on of our directors, may also be deemed to beneficially own the shares. The address for these entities is c/o New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(12)According to a Schedule 13G filed with the SEC on February 14, 2020 reporting stock ownership as of December 31, 2019, a Form 4 filed with the SEC on March 9, 2020, and a Form 4 filed with the SEC on March 27, 2019, consists of (i) 17,328,139 shares of Class B common stock held of record by UV Partners IV, L.P. (Fund IV) for which UV Partners IV GP, L.L.C. (GP IV) serves as the sole general partner; (ii) 5,623,555 shares of Class B common stock held of record by UV Partners IV-A, L.P. (Fund IV-A) for which GP IV serves as the sole general partner and Blake G. Modersitzki, the sole managing member of GP IV, holds voting and dispositive power over the shares held by Fund IV and Fund IV-A; (iii) 10,681,987 shares of Class B common stock held of record by UV Partners IV Financial Institutions Fund, L.P. (Fund IV FIF) for which UV Partners IV Financial Institutions GP, L.L.C. (GP IV FIF) serves as the sole general partner of Fund IV FIF and Mr. Modersitzki, the sole managing member of GP IV FIF, holds voting and dispositive power over the shares held by Fund IV FIF; (iv) 831,641 shares of Class A common stock and 3,467,897 shares of Class B common stock held of record by Pelion Ventures V, L.P. (Fund V) for which Pelion Venture Partners V, L.L.C. (GP V) serves as the sole general partner; (v) 211,603 shares of Class A common stock and 882,371 shares of Class B common stock held of record by Pelion Ventures V-A, L.P. (Fund V-A) for which GP V serves as the sole general partner and Mr. Modersitzki, the sole managing member of GP V, holds voting and dispositive power over the shares held by Fund V and Fund V-A; (vi) 252,550 shares of Class A common stock and 1,053,124 shares of Class B common stock held of record by Pelion Ventures V Financial Institutions Fund, L.P. (Fund V FIF) for which Pelion Ventures V Financial Institutions GP, L.L.C. (GP V FIF) serves as the sole general partner and Mr. Modersitzki, the sole managing member of GP V FIF, holds voting and dispositive power over the shares held by Fund V FIF; (vii) 497,996 shares of Class B common stock held of record by Pelion Ventures VI, L.P. (Fund VI); (viii) 34,051 shares of Class B common stock held of record by Pelion Ventures VI-A, L.P. (Fund VI-A) for which Pelion Venture Partners VI, L.L.C. (GP VI) serves as the sole general partner and Mr. Modersitzki, the sole managing member of GP VI, holds voting and dispositive power over the shares held by Fund VI and Fund VI-A; (ix) 2,954,546 shares of Class A common stock and 622,265 shares of Class B common stock held of record by Pelion Opportunity Fund I, LLC (SPV I) for which Pelion Opportunities Partners I, L.L.C. (SPV Manager) serves as the sole manager; and (x) 2,803,190 shares of Class B common stock held of record by P Holdings I-A, L.P. (SPV I-A). Pursuant to a co-sale agreement between SPV I and SPV I-A, SPV I may be deemed to exercise dispositive power over the shares held by SPV I-A. Mr. Modersitzki, the sole managing member of SPV Manager, holds voting and dispositive power over the shares held by SPV I and voting power over shares held SPV I-A. Mr. Modersitski holds an additional 197,485 shares of Class A common stock in his individual capacity. The address for these entities is c/o Pelion Venture Partners, 2750 E. Cottonwood Parkway, Suite 600, Salt Lake City, Utah 84121.
(13)According to a Schedule 13G filed with the SEC on February 14, 2020 reporting stock ownership as of December 31, 2019 and a Form 4 filed with the SEC on March 25, 2020, consists of (i) 37,714,307 shares of Class A common stock held of record by Venrock Associates V, L.P. (VA5) and for which Venrock Management V, LLC, serves as the general partner (VM5); (ii) 3,197,546 of Class A common stock held of record by Venrock Partners V, L.P. (VP5) and for which Venrock Partners Management V, LLC (VPM5) serves as the general partner; and (iii) 886,083 shares of Class A common stock held of record by Venrock Entrepreneurs Fund V, L.P. (VEF5) and for which VEF Management V, LLC serves as the general partner (VEFM5 and together with VA5, VP5, VEF5, VM5 and VPM5, the Venrock 5 Entities). The Venrock 5 Entities share voting and dispositive power with respect to all of the reported shares. The address for these entities is 3340 Hillview Avenue, Palo Alto, California 94304.
(14)According to a Schedule 13G/A filed with the SEC on February 7, 2020 reporting stock ownership as of December 31, 2019, consists of 21,717,538 shares of Class A common stock held of record by FMR LLC, certain of its subsidiaries and affiliates, and other companies and over which shares FMR LLC has sole dispositive power. FMR LLC has sole voting power with respect to 4,674,937 of such shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the Fidelity Funds), advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR LLC, which power resides in the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the section titled "Executive Compensation," the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Amended and Restated Investors' Rights Agreement
We are party to an Amended and Restated Investors’ Rights Agreement, dated as of September 4, 2018, which provides, among other things, registration rights to certain holders of our capital stock, including entities affiliated with each of Fidelity, NEA, Pelion Ventures, and Venrock, which each beneficially owns more than 5% of our outstanding capital stock. Mr. Sandell, a member of our Board of Directors, is affiliated with NEA. Dr. Ledbetter, a member of our Board of Directors, was affiliated with Pelion Ventures until December 31, 2019.
Commercial Arrangements with Anaplan
In February 2020, we entered into a multi-year subscription agreement (the Subscription Agreement) with Anaplan, Inc. (Anaplan), of which Mr. Anderson served as chief growth officer from August 2019 until February 2020 and currently serves as a consultant. As a result, Mr. Anderson may be deemed to have an indirect material interest in the arrangement with Anaplan. Pursuant to the Subscription Agreement, we have access to Anaplan's hosted software application. Our audit committee reviewed and approved entering into the Anaplan arrangement pursuant to our related person transactions policy. Subsequently, in March 2020, we entered into an enterprise subscription agreement (the Enterprise Agreement) with Anaplan, pursuant to which we provide certain infrastructure products. The Subscription Agreement provides for aggregate payments of $1.2 million over the initial term, and the Enterprise Agreement provides for aggregate payments of approximately $600,000 over the initial term.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.
We have a formal written policy providing that our audit committee must approve or ratify any related party transaction. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether such transaction would impair the independence of an outside director, and the extent of the related person’s interest in the transaction. Any member of the audit committee who has an interest in a potential related party transaction under discussion will abstain from voting on the approval of such transaction. If a related party transaction will be ongoing, the audit committee may establish guidelines for us to follow in our ongoing dealings with the related party.

OTHER MATTERS
2019 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2019 are included in our 2019 Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2019 Annual Report and this Proxy Statement are posted on our website at https://cloudflare.NET and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2019 Annual Report without charge by sending a written request to Cloudflare, Inc., Attention: Investor Relations, 101 Townsend Street, San Francisco, California 94107.
*    *    *
Our Board of Directors knows of no other matters that will be presented for consideration during the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
It is important that your shares of our common stock be represented during the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
San Francisco, California
April 22, 2020

CLOUDFLARE, INC.
101 TOWNSEND STREET
SAN FRANCISCO, CA 94107

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 1, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NET2020**

The meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively via live webcast. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 1, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D11894-P38149

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLOUDFLARE, INC.

The Board of Directors recommends you vote FOR each of the following Class I nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Scott Sandell
02) Michelle Zatlyn

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The company will be hosting the meeting exclusively online via live webcast. To attend the meeting, please visit www.virtualshareholdermeeting.com/NET2020 and be sure to have the information that is printed in the box marked by the arrow.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D11895-P38149

CLOUDFLARE, INC.
Annual Meeting of Stockholders
June 2, 2020, 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Matthew Prince, Michelle Zatlyn, and Thomas Seifert, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLOUDFLARE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 2, 2020, at www.virtualshareholdermeeting.com/NET2020, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side